As filed with the Securities and Exchange Commission on March 2, 2026
Registration Statement File No. 333-293110
Registration Statement File No. 333-288679
Registration Statement File No. 333-285615
Registration Statement File No. 333-284865
Registration Statement File No. 333-277035
Registration Statement File No. 333-271009
Registration Statement File No. 333-265232

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-293110
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-288679
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-285615
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-284865
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-277035
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-271009
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-265232

UNDER
THE SECURITIES ACT OF 1933

Forge Global Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	99-4383083
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

3000 Schwab Way
Westlake, Texas 76262
(Address of Principal Executive Offices, including Zip Code)

(817) 859-5000
(Registrant’s telephone number, including area code)

Amended and Restated Forge Global Holdings, Inc. 2025 Inducement Plan
Forge Global Holdings, Inc. 2022 Stock Option and Incentive Plan
Forge Global Holdings, Inc. 2022 Employee Stock Purchase Plan
Amended and Restated Forge Global, Inc. 2018 Equity Incentive Plan
(Full Title of the Plans)

Mike Verdeschi
Managing Director and Chief Financial Officer
3000 Schwab Way
Westlake, Texas 76262
 (817) 859-5000
(Name, Address and Telephone Number, including Area Code, of Agent for Service)

With copies to:

Matthew Guest
Nathaniel Ludewig
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
(212) 403-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments related to the following Registration Statements on Form S-8 (the “Registration Statements”), originally filed with the Securities and Exchange Commission (the “Commission”) by Forge Global Holdings, Inc., a Delaware corporation (the “Registrant”), are being filed to withdraw and remove from registration the shares of the Registrant’s common stock, $0.0001 par value per share (“Common Stock”) that had been registered, but remain unsold, under such Registration Statements, together with any and all plan interests and other securities registered thereunder:

1.
Registration Statement on Form S-8 (File No. 333-293110), originally filed with the Commission on February 2, 2026, registering 415,987* shares of Common Stock reserved for issuance pursuant to the Forge Global Holdings, Inc. 2022 Stock Option and Incentive Plan.

2.
Registration Statement on Form S-8 (File No. 333-288679), originally filed with the Commission on July 15, 2025, registering 83,330* shares of Common Stock reserved for issuance pursuant to the Amended and Restated Forge Global Holdings, Inc. 2025 Inducement Plan.

3.
Registration Statement on Form S-8 (File No. 333-285615), originally filed with the Commission on March 6, 2025, relating to an aggregate of 1,500,000 shares of Common Stock that may be issued pursuant to the Forge Global Holdings, Inc. 2025 Inducement Plan.

4.
Registration Statement on Form S-8 (File No. 333-284865), originally filed with the Commission on February 11, 2025, as amended March 6, 2025, registering 5,591,982 shares of Common Stock reserved for issuance pursuant to the Forge Global Holdings, Inc. 2022 Stock Option and Incentive Plan.

5.
Registration Statement on Form S-8 (File No. 333-277035), originally filed with the Commission on February 13, 2024, as amended March 6, 2025, registering 5,306,994 shares of Common Stock reserved for issuance pursuant to the Forge Global Holdings, Inc. 2022 Stock Option and Incentive Plan, and 1,768,998 shares of Common Stock reserved for issuance pursuant to the Forge Global Holdings, Inc. 2022 Employee Stock Purchase Plan.

6.
Registration Statement on Form S-8 (File No. 333-271009), originally filed with the Commission on March 30, 2023, registering 5,176,827 shares of Common Stock reserved for issuance pursuant to the Forge Global Holdings, Inc. 2022 Stock Option and Incentive Plan, and 1,725,609 shares of Common Stock reserved for issuance pursuant to the Forge Global Holdings, Inc. 2022 Employee Stock Purchase Plan.

7.
Registration Statement on Form S-8 (File No. 333-265232), originally filed with the Commission on May 26, 2022, relating to an aggregate of 32,010,880 shares of Common Stock that may be issued pursuant to the Forge Global Holdings, Inc. 2022 Stock Option and Incentive Plan, the Forge Global Holdings, Inc. 2022 Employee Stock Purchase Plan and the Amended and Restated Forge Global, Inc. 2018 Equity Incentive Plan.

*The number of shares of Common Stock registered has been adjusted to reflect the one-for-fifteen (1-for-15) reverse stock split that became effective April 14, 2025.

On March 2, 2026, pursuant to the Agreement and Plan of Merger, dated as of November 5, 2025 (the “Merger Agreement”), by and among The Charles Schwab Corporation, a Delaware corporation (“Parent”), the Registrant and Ember-Falcon Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant surviving as a wholly owned subsidiary of Parent.

As a result of the consummation of the Merger, the Registrant has terminated any and all offerings of the Registrant’s securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. The Registrant, by filing these Post-Effective Amendments, hereby terminates the effectiveness of the Registration Statements and, in accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance that remain unsold or unissued at the termination of the offering, the Registrant hereby removes from registration all such securities of the Registrant registered pursuant to the Registration Statements that remain unsold or unissued as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

The foregoing description of the Merger, the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by the Merger Agreement, which is included as Exhibit 2.1 in the Registrant’s Form 8-K filed with the Commission on November 6, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake, State of Texas, on March 2, 2026.

Forge Global Holdings, Inc.

/s/ Richard A. Wurster
Name:	Richard A. Wurster
Title:	President and Chief Executive Officer

No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.